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                                 EXHIBIT 3 (c)

                      AMENDMENT TO DISTRIBUTION AGREEMENT
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                               AMENDMENT NO. 1 TO
                             DISTRIBUTION AGREEMENT

                 An AMENDMENT is made this ____ day of ________, 1993 to the Distribution Agreement (the "Agreement") dated ____________ by and between Canada Life of American Financial Services, Inc. (the "Distributor"), a Georgia corporation, and Canada Life Insurance Company of New York (the "Company"), a New York corporation.

                                  WITNESSETH:

                 WHEREAS, pursuant to the Agreement, the Distributor currently acts as principal underwriter for certain variable annuity policies issued through Variable Annuity Account 1 of the Company; and

                 WHEREAS, the Company and Canada Life of America Variable Annuity Account 2, a separate investment account established pursuant to
Section 4240 of the New York Insurance Law, and a registered investment company under the Investment Company Act of 1940, as amended, propose to offer for sale certain variable annuity policies (the "New Policies") which may be deemed to be securities under the Securities Act of 1933 and the laws of some states; and

                 WHEREAS, the parties to the Agreement desire that the Distributor act as principal underwriter for the New Policies, pursuant to and in accordance with the terms of the Agreement; and

                 WHEREAS, pursuant to the Promotional Agent Distribution Agreement among the Company, the Distributor, and Seligman Financial Services, Inc. ("Seligman Financial"), Seligman Financial shall act as the promotional distributing agent for the New Policies;

                 NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, the Distributor and the Company agree that the Distributor shall act as the principal underwriter for the sale of the New Policies during the term of the Agreement, pursuant to and in accordance with the terms of the Agreement, and that pursuant to Section 16 of the Agreement, the Agreement shall be amended as follows:

         1. Paragraph 2, page 1: This paragraph shall be amended to read as follows:

                 WHEREAS, the Company and Canada Life of New York Variable Annuity Account 1 (the "Account") and Canada Life of New York Variable Annuity Account 2 ("Account 2"), each a separate investment account established pursuant to Section 4240 of the New York Insurance Law, and each a registered investment company under the
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                 Investment Company Act of 1940, as amended (the "1940 Act"), propose to offer for sale certain classes of variable annuity policies (the "Policies") which may be deemed to be securities under the Securities Act of 1933, as amended (the "Act") and New York law;

         2. Paragraph 3, page 1; and Sections 2, 4, 6, 7, 8, 9, and 15 of the Agreement: This paragraph and these sections shall be amended to read as follows:

                 Each reference to "the Account" is amended to read "the Account and Account 2."

                 IN WITNESS WHEREOF, the parties to the Agreement have executed this Amendment thereto on the day and year first above written.

                                          CANADA LIFE OF AMERICA
                                            FINANCIAL SERVICES, INC.

                                          By:     ______________________________
                                                  [Name]
                                                  [Title]

                                          CANADA LIFE INSURANCE COMPANY
                                            OF NEW YORK

                                          By:     ______________________________
                                                  [Name]
                                                  [Title]

                                          By:     ______________________________
                                                  [Name]
                                                  [Title]